Exhibit 10.29

AMENDED AND RESTATED ENGINE AND SPARE PARTS SECURITY AGREEMENT

This AMENDED AND RESTATED ENGINE AND SPARE PARTS SECURITY AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”) is entered into as of December 10, 2010, by and between HAWAIIAN AIRLINES, INC., a Delaware corporation (“Grantor”) and WELLS FARGO CAPITAL FINANCE, INC. (formerly known as Wells Fargo Foothill, Inc.), a California corporation, in its capacity as agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), with reference to the following:

WHEREAS, HAWAIIAN HOLDINGS, INC., a Delaware corporation, and Grantor are parties to that certain Amended and Restated Credit Agreement, dated contemporaneously herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the lenders party thereto as “Lenders” (such Lenders, together with their respective successors and assigns in such capacity, each, individually, a “Lender” and, collectively, the “Lenders”), and Agent, pursuant to which the Lender Group has agreed to make certain financial accommodations available to Grantor from time to time pursuant to the terms and conditions thereof;

WHEREAS, Grantor is a party to that certain Amended and Restated Security Agreement, dated contemporaneously herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), with Agent, pursuant to which Grantor has granted to Agent, for the benefit of the Lender Group and the Bank Product Providers, a security interest in substantially all of its assets; and

WHEREAS, Grantor and Agent are parties to that certain Engine and Spare Parts Security Agreement, dated as of June 2, 2005 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, and as further described in Annex I hereto, the “Original Engine and Spare Parts Security Agreement”); and

WHEREAS, to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents, to induce the Bank Product Providers to enter into the Bank Product Agreements, and to induce the Lender Group and the Bank Product Providers to make financial accommodations to Borrower as provided for in the Credit Agreement, the other Loan Documents and the Bank Product Agreements, Grantor has agreed to (a) supplement the Original Engine and Spare Parts Security Agreement to include additional Collateral thereunder and to release certain Collateral therefrom, and to amend, restate and modify, but not extinguish, release, terminate or discharge, the Original Engine and Spare Parts Security Agreement, and (b) grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations, as provided herein.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Engine and Spare Parts Security Agreement in its entirety as follows:

1.     Definitions and Construction.

1.1.         Definitions.  Each initially capitalized term used herein and not defined herein shall have the meaning ascribed to such term in the Credit Agreement (including Schedule 1.1 thereto).  As used in this Agreement, the following terms shall have the following definitions:

“Additional Engine” has the meaning specified therefor in Section 4.6.

“Agent” has the meaning specified therefor in the preamble hereto.

“Agreement” has the meaning specified therefor in the preamble hereto.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Cape Town Treaty” means the Convention on International Interests in Mobile Equipment, and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, each signed in Cape Town, South Africa on November 16, 2001, as in effect in the United States, as may be amended, together with the Regulations and Procedures for the International Registry issued by the Supervisory Authority for the International Registry, and all other rules, amendments, supplements, modifications and revisions thereto.

“Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“Collateral” means and includes each and all of the following (subject to Section 2.1(b)):

(i)            the Engines;

(ii)           the Spare Parts;

(iii)          all right, title and interest of Grantor (in its capacity as a lessor or in a similar capacity) in and to any lease, rental agreement, interchange agreement, charter agreement, or other agreement relating to use or possession now or hereafter executed with respect to any Engine or Spare Part, including, but not limited to, Grantor’s right to receive, either directly or indirectly, from any party or person, any rents or other payments due under each such agreement;

(iv)          all purchase agreements, support agreements, and bills of sale with respect to any Engine or Spare Part;

(v)           all warranties, indemnities or agreements, express or implied, regarding title, materials, workmanship, design, specifications, performance, maintenance or patent infringement or otherwise in respect of any Engine or Spare Part;

(vi)          all repair, maintenance and inventory records, logs, manuals and all other documents and materials similar thereto (including any such records, logs, manuals, documents and materials that are in electronic format or are computer print-outs or storage) at any time maintained, created or used by Grantor in respect of any Engine or Spare Part (including all records, logs, documents, airworthiness releases, serviceability tags and other materials required at any time to be maintained by Grantor pursuant to the Grantor’s Maintenance Program); and

(vii)         all of the proceeds and products, whether tangible or intangible, of, and any general intangibles (including payment intangibles) related to, any of the foregoing, including proceeds of insurance (exclusive of liability insurance) or commercial tort claims covering or relating to any or all of the foregoing, and any and all accounts, books, chattel paper, deposit accounts, equipment, general and payment intangibles, inventory, investment related property, negotiable collateral, supporting obligations, money, or other tangible or intangible property, in each case resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation or requisition with respect to any of the property of Grantor, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing Collateral.

“Consolidated Text” means the Consolidated Text of Convention of International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on matters specific to Aircraft Equipment signed at Cape Town on November 16, 2001.

“Convention” means the Convention on International Interests in Mobile Equipment signed in Cape Town, South Africa on November 16, 2001, as ratified by the United States.

“Credit Agreement” has the meaning specified therefor in the recitals hereto.

“Engines” means and includes each and all of the aircraft engines (as defined in Section 40102 of the Federal Aviation Act) (including any applicable QEC Kit and any applicable Shipping Stand) identified on Schedule 1.1(E) annexed hereto, as such Schedule may be supplemented from time to time by a Supplemental Schedule thereto.

“Event of Default” has the meaning specified therefor in Section 6.

“Event of Loss” means (a) the actual, constructive, compromised, arranged or agreed total loss of any Engines or Spare Parts, (b) the destruction or damage beyond economic repair of any Engine or Spare Part or any Engine or Spare Part being rendered unfit for normal use by Grantor for any reason whatsoever and beyond economic repair, (c) any Engine or Spare Part being condemned, confiscated or requisitioned for use by any Governmental Authority for more than 30 days, or title thereto being requisitioned or otherwise compulsorily acquired by any Governmental Authority, (d) any Engine or Spare Part being stolen, seized or lost for more than 30 days, or (e) the use of any Engine or Spare Part by Grantor in its normal operations shall have been prohibited by any Governmental Authority for more than 6 months as a result of any rule, regulation, order or other action thereof.

“Expendables” means those Spare Parts for which no FAA and original equipment manufacturer authorized refurbishment procedure exists or for which cost of repair or refurbishment would normally exceed that of replacement.

“FAA” shall mean the Federal Aviation Administration of the United States Department of Transportation and any subdivision or office thereof, and any successor or replacement administrator, agency or other entity having the same or similar authority and responsibilities.

“FAA Release” has the meaning specified therefor in Section 2.6.

“FARs” means the rules and regulations of the FAA, including as set forth in Title 14 of the Code of Federal Regulations.

“Federal Aviation Act” shall mean Title 49 of the United States Code, as amended from time to time, together with all rules, regulations, procedures, orders, handbooks, guidelines and interpretations thereunder or related thereto.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Grantor” has the meaning specified therefor in the preamble hereto.

“Insolvency Proceeding” has the meaning specified therefor in the Credit Agreement.

“International Interest” means an “international interest” as defined in the Cape Town Treaty.

“International Registry” means the international registry created pursuant to the Cape Town Treaty.

“Lender Group” has the meaning specified therefor in the Credit Agreement.

“Lender” and “Lenders” have the respective meanings specified therefor in the recitals to this Agreement.

“Maintenance Program” means an FAA approved maintenance program for Grantor’s Engines and Spare Parts in accordance with the applicable manufacturer’s maintenance planning document and maintenance manuals.

“Obligations” has the meaning specified therefor in the Credit Agreement

“Protocol” means the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment signed in Cape Town, South Africa on November 16, 2001, as ratified by the United States.

“QEC Kit” means each and all quick engine change kits and all parts thereof now owned or hereafter acquired by Grantor including the quick engine change kits and all their parts described in Part B of Schedule 1.1(E) hereto and each replacement thereof.

“Released Collateral” means the Spare Parts maintained at the Spare Parts Locations described in Schedule 1.1(R) hereto.

“Rotables” means those Spare Parts that, in accordance with the FARs and the original equipment manufacturer’s recommendations, can be repeatedly and economically restored to a serviceable condition over a period approximating or exceeding the life of the flight equipment to which they are related.

“Secured Obligations” means (a) all Obligations and all of the present and future obligations of Grantor arising from, or owing under, or pursuant to, this Agreement, the Credit Agreement, or any of the other Loan Documents, (b) all Bank Product Obligations, and (c) all other Obligations of Borrower (including, in the case of each of clauses (a), (b) and (c), reasonable attorneys fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding).

“Security Interest” has the meaning specified therefor in Section 2.1(a).

“Shipping Stands” means each and all shipping stands now owned or hereafter acquired by Grantor including the shipping stands described in Part C of Schedule 1.1(E) hereto and each replacement thereof.

“Spare Parts” means all appliances and all Rotables, Expendables and other spare parts of whatever nature, whether now owned or hereafter owned by Grantor, including any replacements, substitutions or renewals therefore, and accessions thereto, including those Spare Parts of the general type described on and located at the designated locations described on Schedule 1.1(S) attached hereto, as such Schedule may be supplemented from time to time by a Supplemental Schedule thereto.

“Supplemental Schedule” means and includes any supplemental schedule now or hereafter executed substantially in the form attached hereto as (i) Exhibit A for the purpose of supplementing Schedule 1.1(S) hereto to include additional types of spare parts acquired by Grantor or designated locations of Spare Parts, and (ii) Exhibit B for the purpose of supplementing Schedule 1.1(E) hereto to include any additional aircraft engine acquired by Grantor.

“United States” means United States of America.

“Warranties” means the rights of Grantor under any existing or hereinafter acquired warranty or indemnity, express or implied, regarding title, materials, workmanship, design, or patent infringement or related matters in respect of the Spare Parts.

1.2.         Terms Defined in the Federal Aviation Act and the Code.  Any terms used in this Agreement that are defined in Section 40102 of the Federal Aviation Act shall be construed and defined as set forth in the Federal Aviation Act unless otherwise defined herein.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.  In the event of an apparent conflict between Section 40102 of the Federal Aviation Act and the Code, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 40102 of the Federal Aviation Act shall control and govern.

1.3.         Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Secured Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.4.         Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.             Creation of Security Interests.

2.1.         Grant of Security Interests.

(a)         Grantor hereby unconditionally confirms that it has granted, assigned and pledged, and hereby grants, assigns, and pledges, to Agent, for the benefit of each member of the Lender Group and each of the Bank Product Providers, a continuing security interest in and Lien upon (hereinafter referred to as the “Security Interest”) all of Grantor’s right, title, and interest in and to any and all currently existing and hereafter acquired or arising Collateral, in order to secure the payment and performance when due of all of the Secured Obligations.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantor to Agent, the other members of the Lender Group, the Bank Product Providers, or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving Grantor.

(b)         Anything contained in this Agreement to the contrary notwithstanding, the term “Collateral”, as used in this Agreement, shall not include: (i) any rights or interest in any contract, lease, permit, license, or license agreement described in the definition of Collateral (other than subclause (iii) thereof) of Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law or regulation with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under such regulation or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained, or (ii) any aircraft engines or spare parts (and any accessions, fixtures, and attachments thereto) that are purchased or acquired with proceeds of Permitted Indebtedness that is secured by a Lien that qualifies as a Permitted Lien under clause (d), (f) or (v) of the definition of Permitted Lien or, to the extent that such Lien is a replacement of a Permitted Lien permitted by clause (d), (f) or (v) of the definition of Permitted Lien in connection with Refinancing Indebtedness of such Permitted Indebtedness secured by such a Permitted Lien, a Lien that qualifies as a Permitted Lien under clause (n) of the definition of Permitted Lien, and the proceeds, substitutions and replacements of such goods (and any accessions, fixtures, and attachments thereto) in each case, to the extent that the contract governing such Indebtedness expressly prohibits the grant of a security interest or lien (other than the security interest or lien securing such Indebtedness) on such aircraft engines or spare parts (and any accessions, fixtures, and attachments thereto) and the proceeds, substitutions and replacements of such goods (and any accessions, fixtures, and attachments thereto) (provided, that, (A) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed (1) to apply when such prohibition or restriction is no longer in effect, (2) to apply to the extent that any described prohibition or restriction is ineffective or unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law or regulation, or (3) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien to attach thereto notwithstanding the prohibition or restriction contained in such contract, lease, permit, license, license agreement, or such contract governing such Indebtedness or under applicable law, and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s continuing security interests in and liens upon any rights or interests of Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, assets, aircraft engines, spare parts or any other Collateral, (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, assets, aircraft engines, spare parts or any other Collateral, or (3) any proceeds, substitutions, or replacements of such aircraft engines or spare parts (and any accessions, fixtures, and attachments thereto), to the extent not covered, or to the extent permitted if covered, by the Permitted Lien securing such Indebtedness.

(c)         The Security Interest in the Collateral granted herein shall attach to all Collateral without further act on the part of Agent, any Lender, or Grantor.  Except as expressly set forth in this Agreement, the Credit Agreement, or any other Loan Document, Grantor does not have any authority, express or implied, to assign, transfer, lease, exchange, pool or otherwise dispose of any item or portion of the Collateral or interest therein.

(d)         Concurrently with the acquisition of any aircraft engine or spare part (other than any aircraft engine or spare part excluded from the definition of “Collateral” pursuant to Section 2.1(b)(ii)), Grantor shall execute and deliver, in form for recordation, all applicable Supplemental Schedules with respect to such Collateral and, in the case of an Engine that is an Eligible Spare Engine, obtain manufacturer’s consent, if necessary, to assign the rights of any Warranties to the Agent.

2.2.         Security Instruments; Further Assurances.  Grantor shall perform, or shall cause to be performed, at its sole expense, upon the request of Agent, each and all of the following:

(a)         record, register and file this Agreement and any Supplemental Schedule, as well as such notices, financing statements, or other documents or instruments as may, from time to time, be requested by Agent to fully carry out the intent of this Agreement, with: (i) the FAA Registry in Oklahoma City, Oklahoma, United States; and (ii) the location of Grantor as the term “location” is defined in Section 9-307 of the Code; and (iii) such other Governmental Authorities as may be determined by Agent to be necessary or advisable in order to establish, confirm, maintain or perfect the Security Interest and Lien created hereunder, as a legal, valid, and binding first priority security interest and Lien upon the Collateral in favor of Agent, including, if applicable, the filing of International Interests on the International Registry in accordance with the Cape Town Treaty;

(b)         furnish to Agent evidence of every such recordation, registration and filing; and

(c)         execute and deliver or perform, or cause to be executed and delivered or performed, such further and other instruments or acts as Agent determines are necessary or required to fully carry out the intent and purpose of this Agreement or to subject the Collateral to the Security Interest and Lien created hereunder, including: (i) any and all acts and things which may be reasonably requested by Agent with respect to complying with or remaining subject to the FARs, or the laws and regulations of any of the various states or countries in which any Engines or the Spare Parts are or may fly over, operate in, or become located in; and (ii) defending the title of Grantor to and the Security Interest of Agent on the Collateral by means of negotiation and, if necessary, appropriate legal proceedings, against each and every party claiming an interest therein contrary or adverse to Grantor’s title to and the Security Interest of Agent on same.

2.3.         Financing Statements.

(a)           Grantor authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and Grantor will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(b)           Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) that reasonably identify the Collateral (within the meaning of Section 9-108 of the Code) or (ii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.  Grantor also hereby ratifies any and all such financing statements or amendments previously filed by Agent in any jurisdiction.

(c)           Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to Grantor’s rights under Section 9-509(d)(2) of the Code.

2.4.         Opinion of Counsel.  Promptly following the execution and delivery of this Agreement (and, thereafter, promptly following the execution and delivery of a Supplemental Schedule), Grantor shall furnish an opinion of: (i) as a requirement in the case of an Eligible Spare Engine or Eligible Spare Parts, and otherwise as applicable, counsel reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent that the Agent, for the benefit of the Lender Group and the Bank Product Providers, as the secured party, is entitled to the benefit of Section 1110 of the Bankruptcy Code in the event of a case with respect to Grantor under Chapter 11 of the Bankruptcy Code with respect to each Engine and Spare Part that is Collateral hereunder, and (ii) Daugherty, Fowler, Peregrin, Haught and Jenson Professional Corporation or other qualified counsel in Oklahoma City, Oklahoma reasonably acceptable to Agent, in form and substance reasonably satisfactory to Agent, that (a) this Agreement (or, promptly following the execution and delivery of a Supplemental Schedule, that this Agreement as supplemented by such Supplemental Schedule) is in recordable form, (b) this Agreement (or, promptly following the execution and delivery of a Supplemental Schedule, that this Agreement as supplemented by such Supplemental Schedule) has been filed for recordation with the FAA in accordance with the Federal Aviation Act and creates a duly perfected first priority security interest in favor of the Agent in the portion of the Collateral for which a security interest can be perfected by such filing with the FAA in favor of Agent, and no other Liens are of record with the FAA with respect to the Collateral, and (c) the International Interest granted in each Engine under this Agreement (or, promptly following the execution and delivery of a Supplemental Schedule, that this Agreement as supplemented by such Supplemental Schedule) has been registered as an International Interest with the International Registry in accordance with the Cape Town Treaty and there is no other International Interest registered with the International Registry in any such Engine (or, promptly following the execution and delivery of a Supplemental Schedule, that this Agreement as supplemented by such Supplemental Schedule) (and Grantor shall have furnished to Agent a “priority search certificate” from the International Registry confirming the foregoing), and covering such other matters as the Agent shall reasonably request.  Promptly after this Agreement (or such Supplemental Schedule) has been recorded by the FAA, Grantor shall deliver to Agent an opinion of such counsel, in form and substance reasonably acceptable to Agent, as to the due recordation thereof by the FAA.

2.5.         Agent Appointed Power of Attorney.  Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any Collateral of Grantor; (b) to receive and open all mail addressed to Grantor and to notify postal authorities to change the address for the delivery of mail to Grantor to that of Agent; (c) to receive, indorse, and collect any drafts or other instruments, documents, negotiable collateral or chattel paper; (d) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable to enforce the rights of Agent with respect to any of the Collateral; (e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to Grantor; (f) to use any labels, patents, trademarks, trade names, domain names, industrial designs, copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Collateral and (g) to make recordations, registrations and other filings and take other actions with or in respect of the FAA or any other Governmental Authority.  To the extent permitted by law, Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

2.6.         Release of FAA Mortgage Recordations.  So long as no Overadvance is outstanding or would result therefrom, upon written notice by Grantor to Agent of a sale by Grantor of an Engine or a Spare Part that constitutes Collateral that is expressly permitted under the Credit Agreement, at

Grantor’s expense, Agent will execute and deliver a release of Agent’s Lien and Security Interest on such Engine or such Spare Part, as applicable, suitable for recordation with the FAA (an “FAA Release”), in form and substance satisfactory to Agent, provided that such sale is expressly permitted by the Credit Agreement or otherwise expressly consented to in writing by Agent in accordance with the Credit Agreement.  Nothing contained in this Section 2.6 shall relieve Grantor in any respect of Grantor’s obligation under this Agreement or the Credit Agreement to remit to Agent proceeds from the sale of Collateral as required by this Agreement or the Credit Agreement.

2.7.         Installation of Spare Parts and Removal of Spare Parts from an Aircraft or Engine; Installation of Engines.  So long as no Overadvance is outstanding or would result therefrom, Grantor may, at any time and at its own cost and expense, incorporate or install in or attach to an aircraft, an aircraft engine or a flight simulator, any Spare Part that constitutes Collateral to replace any Spare Part removed from such aircraft, aircraft engine or flight simulator for any reason whatsoever.  So long as no Overadvance is outstanding or would result therefrom, Grantor may also from time to time and in accordance with normal practices in the commercial airline industry, add any Spare Part that constitutes Collateral to an aircraft, an aircraft engine or a flight simulator for the purposes of making an addition or modification thereto without removing a Spare Part from such aircraft, aircraft engine or flight simulator or may remove a Spare Part from an aircraft, an engine or a flight simulator without replacing such Spare Part with another Spare Part.  Immediately upon a Spare Part that constitutes Collateral becoming incorporated or installed in or attached to such aircraft, aircraft engine or flight simulator, then to the extent that such incorporation or installation or attachment is permitted by the Credit Agreement, such Spare Part (including all warranties, insurances, leases, proceeds, manuals, technical records and other intangible rights with respect thereto) so incorporated or installed in or attached to such aircraft, aircraft engine or flight simulator shall, without further act, cease to be part of the Collateral and shall not be subject to this Agreement, shall be released from and no longer be subject to the Security Interest hereof and the Security Interest hereof shall cease to be attached to such Spare Part (including all warranties, insurances, leases, proceeds, manuals, technical records and other intangible rights with respect thereto).  Any Spare Part removed from an aircraft, an aircraft engine or a flight simulator shall without further act, immediately become a Spare Part and subject to this Agreement and the Security Interest hereof shall, and shall be deemed to, attach to such removed Spare Part unless such Spare Part is excluded from the Collateral pursuant to Section 2.1(b)(ii); provided that such Spare Part shall not be deemed an Eligible Spare Part unless and until such Spare Part satisfies all criteria of the definition of “Eligible Spare Parts” set forth in the Credit Agreement.  Grantor may make Permitted Airframe Installations.

2.8.         Release.  The Agent hereby releases and terminates its security interest granted under the Original Engine and Spare Parts Security Agreement solely with respect to the Spare Parts at the Spare Parts Locations listed on Schedule 1.1(R) hereto.

3.             REPRESENTATIONS AND WARRANTIES.

Grantor hereby represents and warrants to Agent, for the benefit of the Lender Group, which representations and warranties shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

3.1.         Title to Collateral.  As of the date hereof, Schedule 1.1(S) lists all spare parts in which Grantor has an interest as to which a “conveyance” (as defined in 14 C.F.R. § 49.17 or any successor or similar regulation) is eligible for recording with the FAA pursuant to 14 C.F.R. §§ 49.51 and 49.52 or any successor or similar regulation.  Grantor owns and will own legally and beneficially all right, title and interest in and to the Collateral, and holds and will hold good and marketable title to, the Engines and Spare Parts, free of all Liens (other than (x) Permitted Eligible Collateral Liens, in the case of Collateral at any time designated as Eligible Spare Parts or Eligible Spare Engines or (y) Permitted Liens, in the case of other Collateral, Engines, or Spare Parts).

3.2.         Perfected First Priority Security Interest.  Upon the filing and recordation of this Agreement (and, if applicable, any Supplemental Schedule) with the FAA and, in the case of an Engine, filing International Interests on the International Registry in accordance with the Cape Town Treaty, Agent shall have a first priority perfected security interest in that portion of the Collateral in which perfection is governed by the Federal Aviation Act, the FARs and the Convention (as applicable) (other than (x) Permitted Eligible Collateral Liens, in the case of Collateral designated as Eligible Spare Parts or Eligible Spare Engines or (y) Permitted Liens, in the case of other Collateral, Engines, or Spare Parts).  Grantor further represents and warrants that, other than the filing of a financing statement in the State of organization of Grantor and the recordation of this Agreement (and, if applicable, any Supplemental Schedule) with the FAA and, in the case of an Engine, filing International Interests on the International Registry in accordance with the Cape Town Treaty, the execution, delivery, and performance by Grantor of this Agreement, and the creation and perfection of the Security Interest in favor of Agent hereunder against Grantor and all other Persons, do not and will not require any registration, recordation or other filing with, or consent, or approval of, or notice to, or other action with or by, any Governmental Authority.

3.3.       Compliance.  With respect to Spare Parts, Grantor makes the representations and warranties which are set forth in Section 4.30 of the Credit Agreement.  With respect to Engines, Grantor makes the representations and warranties which are set forth in Section 4.31 of the Credit Agreement.  With respect to Engines, Grantor hereby represents and warrants that (a) each Engine is of good and merchantable quality, free from material defects (except for repairable damage that will be repaired in the ordinary course of Grantor’s business), serviceable in accordance with Grantor’s Maintenance Program in good operating condition (ordinary wear and tear excepted) and ready for immediate use or operation in accordance with Grantor’s Maintenance Program and has all serviceability tags applicable thereto and all related applicable back to birth records and all other documents required by Grantor’s Maintenance Program; (b) Grantor possesses all necessary certificates, permits, rights, authorizations, concessions, and consents which are material to the maintenance, installation, operation, use or sale of each Engine, and (c) Grantor maintains all Engines, and the books and records with respect thereto, in material compliance with the requirements of applicable law.

3.4.       Engines.                Except as specifically described on Schedule 1.1(E), each Engine is an aircraft engine having at least 550 rated takeoff horsepower or its equivalent and is a jet propulsion engine having at least 1750 pounds of thrust or the equivalent of such thrust.  Grantor maintains all of its Engines, and the books and records with respect thereto, in material compliance with the requirements of applicable law.

3.5.       Spare Parts.  Schedule 1.1(S) contains a true and complete list of the locations of all of the Spare Parts owned by Grantor that are located in the United States as of each date that this representation and warranty is given.  Grantor maintains all of its Spare Parts, and the books and records with respect thereto, in material compliance with the requirements of applicable law.

3.6.        Section 1110 of the Bankruptcy Code.  With respect to the Engines and Spare Parts that constitute Collateral first placed into service after October 22, 1994, Agent is entitled to the benefits of Section 1110 of the Bankruptcy Code in connection with the exercise of its remedies under this Agreement in respect of all such Engines with Spare Parts constituting an “aircraft engine,” “propeller,” “appliance” or “spare part” as such terms are defined in Section 40102 of the Federal Aviation Act.  Except as specifically designated in Schedule 1.1(E) or Schedule 1.1(S) hereto, all Engines and Spare Parts that constitute Collateral were first placed in service after October 22, 1994.

4.             COVENANTS.

Until each and all of the Secured Obligations have been paid in full and fully performed, Grantor hereby covenants and agrees as follows:

4.1.         Compliance with Laws.  Grantor shall neither use the Collateral, nor permit the Collateral to be used, in any material respect, for any unlawful purpose or contrary to any applicable statute, law, ordinance or regulation relating to the registration, use, operation or control of the Collateral.  Grantor shall comply with the requirements of Section 5.8 of the Credit Agreement.

4.2.         Maintenance and Repair.

(a)           During the effectiveness of this Agreement, Grantor shall, at its sole expense, do or cause to be done each and all of the following:

(i)            maintain and keep the Engines and Spare Parts in as good operating condition and repair as such Engines and Spare Parts are on the date of this Agreement (ordinary wear and tear excepted and, other than with respect to Eligible Spare Parts, ordinary course damage and economic obsolescence excepted); and

(ii)           maintain and keep the Engines and any Spare Parts in good order and repair and airworthy and serviceable condition in accordance with the requirements of each of the manufacturers’ manuals, mandatory service bulletins, each of the manufacturers’ nonmandatory service bulletins which relate to airworthiness, Grantor’s Maintenance Program, and otherwise as necessary, so as to keep such Engines and Spare Parts in such condition as they were when subjected to this Agreement (ordinary wear and tear excepted and, other than with respect to Eligible Spare Parts, ordinary course damage and economic obsolescence excepted);  and

(iii)          without limiting the foregoing, cause to be performed, in respect of all Engines and Spare Parts, all applicable mandatory airworthiness directives, FARs, and manufacturers’ service bulletins relating to airworthiness, the compliance date of which shall occur during the term of this Agreement.

(b)           Grantor shall be responsible for all required inspections of all Engines and all Spare Parts in accordance with all applicable FAA and other governmental requirements.

(c)           All inspections, maintenance, modifications, repairs and overhauls of the Engines and the Spare Parts shall be performed by personnel authorized by the FAA to perform such services, and in conformance with 14 C.F.R. § 49.43 or any successor or similar regulation.

(d)           If any aircraft component, appliance, accessory, instrument, equipment or part of any Engine or any Spare Part that constitutes Collateral shall reach such a condition as to require overhaul, repair or replacement, for any cause whatever, in order to comply with the standards or maintenance and other provisions set forth in this Agreement, Grantor shall:

(i)            install on such Engine or Spare Part, as applicable, such items of the same type in temporary replacement of those then installed on the Engine or such Spare Part, pending overhaul or repair of the unsatisfactory item; provided, however, that (A) such replacement items must be in such a condition as to be permissible for use upon the Engine or such Spare Part in accordance with the standards for maintenance and other provisions set forth in this Agreement, and (B) Grantor must, at all times, retain unencumbered title to any and all items temporarily removed except for the Security Interest of Agent and Permitted Liens; or

(ii)           install on such Engine or Spare Part such items of the same type in permanent replacement of those then installed on such Engine or Spare Part; provided, however, that (A) such replacement items, if the item itself, or if the Engine or Spare Part to which it relates, is described in any Borrowing Base Certificate, must be new or be fully overhauled in accordance with the requirements of the Loan Documents with “zero time” of operation since the completion of such overhaul, and, in all cases, in such condition as to be permissible for use upon such Engine or Spare Part in accordance with the standards for maintenance and other provisions set forth in this Agreement, and (B) Grantor must first comply with each of the requirements of Section 4.2(e) hereof.

(e)           In the event that during the effectiveness of this Agreement, Grantor shall be required or permitted to install upon any Collateral constituting an Engine or Spare Part any components, appliances, accessories, instruments, aircraft engines, equipment or spare parts, in permanent replacement of those then installed on such Collateral constituting an Engine or Spare Part, Grantor may do so provided that, in addition to any other requirements provided for in this Agreement:

(i)            Agent is not divested of its first priority Security Interest in any item removed from the Collateral constituting an Engine or Spare Part as a result thereof and (other than Permitted Liens) no such removed item shall be or become subject to the Lien, security interest or claim of any person except Agent; and

(ii)           Every installed item shall continue to be subject to the Security Interest and Lien of Agent, and each of the provisions of this Agreement, and each such item shall remain so encumbered and so subject.

(f)            In the event that any component, appliance, accessory, instrument, equipment or part installed upon the Engines or the Spare Part, is not in substitution for or in replacement of an existing item, such additional item shall be considered as an accession to such Engines or Spare Part, as the case may be.

(g)           All Engines and Spare Parts shall (i) have been manufactured in accordance with 14 C.F.R. § 21.305 or any successor or similar regulation, and (ii) be new (except for Rotables which have been overhauled as provided in the Loan Documents with full traceability or are in the process of overhaul).  All Engines and Eligible Spare Parts, at all times have all serviceability tags with full traceability (including back-to-back records if not new) applicable thereto and all other related documents required by Grantor’s Maintenance Program.

4.3.         Insurance.

(a)           Grantor shall comply with all insurance requirements set forth in the Credit Agreement and, upon the acquisition of any Engines after the date hereof that constitute Collateral, those additional reasonable insurance requirements deemed appropriate by Agent.

(b)           Grantor shall not use or permit the Collateral to be used in any manner or for any purpose excepted from or contrary to the requirements of any insurance policy or policies required to be carried and maintained under the Credit Agreement or other Loan Documents or for any purpose excepted or exempted from or contrary to such insurance policies, nor do any other act or permit anything to be done which could reasonably be expected to invalidate or limit any such insurance policy or policies.

4.4.         Taxes.  Grantor shall cause all assessments and taxes (other than assessments or taxes in de minimis amounts or as otherwise permitted under Section 5.5 of the Credit Agreement) due or payable by, or imposed, levied, or assessed against any of the Collateral to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest.

4.5.         Registration.  Grantor is and shall continue to be an air carrier certificated under Section 44705 of the Federal Aviation Act and has and shall maintain in full force and effect an air carrier operating certificate issued pursuant to Chapter 447 of the Federal Aviation Act to operate aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and an air carrier operating certificate under Part 121 of the FARS.

4.6.         Additional Engines. So long as no Event of Default shall have occurred and be continuing, Grantor shall have the right at its option at any time, on at least 30 days’ prior notice to the Agent, to subject to the Security Interest and Lien of this Agreement additional Engines as Collateral, and if an Event of Loss shall have occurred with respect to an Engine, shall within 60 days of the occurrence of such Event of Loss and on at least five (5) Business Days’ prior notice to the Agent shall subject to the Security Interest and Lien created by this Agreement, an additional Engine as Collateral for such Engine that suffered such Event of Loss, and in each case is not then installed on an Airframe (an “Additional Engine”). In such event, immediately upon the effectiveness thereof on the date set forth in such notice and without further act, the Additional Engine shall be subjected to the Security Interest and Lien created by this Agreement free and clear of all Liens (other than Permitted Eligible Collateral Liens in the case of Eligible Spare Engines and Permitted Liens in the case of all other Engines), and there shall have been registered with the International Registry a sale to the Grantor of such Additional Engine and the International Interest for the benefit of the Agent under this Agreement and the Supplemental Schedule. Upon the addition of an Additional Engine, the following conditions shall be satisfied at Grantor’s sole cost and expense and the parties agree to cooperate with Grantor to the extent necessary to enable it to timely satisfy such conditions:

(i)            the following documents shall be duly authorized, executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to the Agent:

(A)          a Supplemental Schedule covering the Additional Engine, which shall have been duly filed for recordation with the FAA and made of record with the International Registry;

(B)           such Uniform Commercial Code financing statements as are deemed necessary or desirable by counsel for the Lender Group to protect the Agent’s interests in the Additional Engine;

(C)           an Officer’s Certificate of Grantor certifying that (i) in the case of a voluntary replacement only, no Event of Default shall have occurred and be continuing and (ii) (x) in the case of a voluntary replacement, the Additional Engine has at least the same number of hours or cycles (whichever is applicable) of operation on such Additional Engine remaining until the next scheduled life limited part replacement as the Engine it replaces, assuming such Engine had been maintained in the condition required hereunder; or (y) in the case of a mandatory replacement, Grantor has not discriminated in its selection of the Additional Engine;

(D)          an opinion of Daugherty Fowler Peregrin Haught and Jenson Professional Corporation or other qualified counsel in Oklahoma City, Oklahoma reasonably acceptable to agent, with a supporting priority search certificate, as to the registrations with the International Registry referred to above and the absence of other registrations with the International Registry and the due recordation of the Supplemental Schedule and all other documents or instruments with the FAA, the International Registry, or other registrar or agency, which is necessary to perfect and protect the rights of the Agent in the Additional Engine;

(E)           to the extent that an engine warranty in respect of such Additional Engine is available to Grantor, an engine warranty assignment in favor of Grantor covering such Additional Engine and, in the case of an Engine that is an Eligible Spare Engine, a manufacturer’s consent, if necessary, to assign the rights of any Warranties to the Agent; and

(F)           evidence that the insurance requirements of Section 4.3 with respect to an Engine are satisfied and that the insurance covering such Additional Engine shall be of the type usually carried by Grantor with respect to similar engines, and covering risks of the kind customarily insured against by Grantor; and

(ii)           Grantor shall furnish (or cause to be furnished to) the Agent, for the benefit of the Lender Group and the Bank Product Providers, with an opinion, reasonably satisfactory in form and substance to the Agent, of Grantor’s counsel to the effect that (x) such documents reasonably requested by the Agent or the Lenders are sufficient to subject such Additional Engine to the Lien of this Security Agreement and, (y) as a requirement if the Additional Engine is to be an Eligible Spare Engine and otherwise as applicable, the Agent is entitled to the benefits of Section 1110 with respect to such Additional Engine to the same extent as with respect to the replaced Engine immediately preceding such replacement.

Upon satisfaction of all conditions to such substitution, (x) the Agent shall, at the expense of Grantor, execute and deliver to Grantor such documents and instruments as Grantor shall reasonably request to release any replaced Engine from the Lien of this Agreement (and Agent shall discharge or consent to the discharge of the registration of the International Interest in such replaced Engine vested in Agent pursuant to this Agreement), and (y) Grantor shall be entitled to receive all insurance proceeds and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Additional Engine.

4.7.         Event of Loss.  Grantor hereby assumes and shall bear the entire risk of any Event of Loss or other loss, theft, destruction of or damage to all or any part of any Engine or Spare Part.  Grantor shall promptly notify Agent in writing of any Event of Loss or of any damage to or loss, theft or destruction of any Collateral which does not constitute such an Event of Loss but having a cost of repair or replacement of in excess of $1,000,000 which notice shall include the cost of repair in the event of damage to such Collateral.  Grantor shall promptly cause any such damage or destruction to be repaired in accordance with the FARs and the manufacturer recommendations.

4.8.         Indemnification.

(a)           Grantor agrees to be liable for, pay for  and indemnify, defend and hold harmless, on demand, Agent, each other member of the Lender Group, each Bank Product Provider, and each of their successors and assigns and each of any of their officers, directors, shareholders, partners, members, employees, agents and other representatives (each an “indemnitee”) from and against any and all claims, proceedings, lawsuits, losses, liabilities, obligations, damages judgments, fees, penalties or fines (whether criminal or civil), reasonable costs and expenses (including reasonable attorneys fees and including reasonable attorneys fees incurred to enforce this Agreement, including this indemnity) of any kind or nature whatsoever, including if arising or resulting from strict liability or any negligence on the part of any indemnitee, incurred or suffered by any indemnitee and arising out of or resulting from Agent’s rights herein or in the Collateral or the manufacture, ownership, repair, maintenance, overhaul, refurbishment, modification, leasing, storage, condition, design, infringement, use, purchase, sale, leasing, pooling, exchange, operation or possession by Grantor or any other Person of any Collateral or any aircraft or aircraft engine in which any Collateral is installed or used, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction.  This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.

(b)           Grantor shall, upon demand, pay to Agent (or Agent, may charge to the Loan Account) all the Lender Group Expenses which Agent may incur in connection with (i) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (ii) the exercise or enforcement of any of the rights of Agent hereunder or (iii) the failure by Grantor to perform or observe any of the provisions hereof.

4.9.         Location of the Engines and Spare Parts; Records; Dispositions.  Except as otherwise permitted by the Credit Agreement, Grantor shall maintain all Spare Parts at only the locations specified in Schedule 1.1(S) hereto, and shall otherwise comply with Section 5.21 of the Credit Agreement.

4.10.       Section 1110.  With respect to Engines and Spare Parts that constitute Collateral first placed into service after October 22, 1994 and otherwise to the fullest extent available under applicable law, Grantor acknowledges and agrees that the Security Interest created in favor of Agent under this Agreement entitles Agent, for the benefit of the Lender Group, to all of the benefits of Section 1110 of the Bankruptcy Code with respect to all such Engines and Spare Parts constituting an “aircraft engine,” “propeller,” “appliance” or “spare engine,” as such terms are defined in Section 40102 of the Federal Aviation Act.  Grantor will take such further actions, including the execution and delivery of such additional agreements and other documents (including a legal opinion as set forth in Section 2.4) as may, in the reasonable opinion of Agent, be advisable to provide Agent with the benefits of Section 1110 of the Bankruptcy Code.  Grantor shall ensure that except as otherwise disclosed on Schedule 1.1(E) or Schedule 1.1(S) hereto, all Engines and Spare Parts that constitute Collateral shall have been first placed in service after October 22, 1994.

4.11.       Recognition of Rights Agreement.

Grantor shall obtain from each owner, lessor,  mortgagee, conditional vendor, secured party or other holder of an interest in any airframe on which an Engine that constitutes Collateral is installed a “Recognition of Rights Agreement” in a form and substance reasonably acceptable to Agent, or the applicable lease, mortgage, conditional sale agreement, security agreement or other instrument shall contain an effective agreement in favor of Agent with respect to each such Engine, reasonably acceptable to Agent, to the effect of such Recognition of Rights Agreement.

5.             FURTHER ASSURANCES.  Grantor, at its own cost and expense, shall take all such actions as the Agent or any Lender from time to time may request in its reasonable discretion, so as to ensure that the Agent has or obtains the fullest benefit, protection, and advantages under the Cape Town Treaty.  The parties hereto agree with respect to such matters, as follows:

5.1          In this Agreement, the Convention and the Protocol shall be read and interpreted together as a single instrument as required by Article 6(1) of the Convention.  In this Section 5, the following expressions have the respective meanings set forth in Article 1 of the Consolidated Text:

(a)           aircraft engines,

(b)           airframe,

(c)           creditor,

(d)           international interest or International Interest,

(e)           prospective international interest,

(f)            registry authority,

(g)           security agreement,

(h)           State of registry.

5.2          Grantor and the Agent, as secured party, agree that:

(a)           the International Interest of the Agent, as secured party, as a creditor and chargee under a security agreement, in each of the Engines, shall promptly following the execution and delivery of this Agreement (and, thereafter, promptly following the execution and delivery of a Supplemental Schedule) cause to be registered, with the consent of Grantor, as grantor, and of the Agent, as secured party, as  an International Interest under the Convention and Protocol in each of the Engines and each such registration may be amended or extended prior to its expiry by the Agent, as secured party, alone, consent of Grantor being deemed given hereby;

(b)           for the purposes of Article 17(1) of the Consolidated Text each of the events which constitutes an Event of Default is an event that constitutes a default or otherwise gives rise to the rights and remedies specified in Articles 12 to 15 and 20 of the Consolidated Text;

(c)           the Agent, as secured party, shall have the remedies referred to in Articles 15(1) and 20(1) of the Consolidated Text;

(d)           for the purposes of Article 54 of the Consolidated Text and other provisions of the Cape Town Treaty which relate back to such Article, the courts sitting in the County of New York, New York or in Dublin, Ireland shall have exclusive jurisdiction in respect of any claims brought under the Convention and/or Protocol in accordance with the provisions of Section 10 of this Agreement;

(e)           the Agent may exercise, in addition to the remedies under the Loan Documents, any other right or remedy which may be available to it as secured party under Applicable Law or under the Cape Town Treaty, including, without limitation, all rights and remedies under Chapter III of the Convention and Chapter II of the Protocol.  Grantor expressly agrees to permit Agent to obtain from any applicable court, pending final determination of any claim resulting from an Event of Default hereunder, speedy relief in the form of any of the orders specified in Article 13 of the Convention and Article X of the Protocol as Agent shall determine in its sole and absolute discretion, subject to any procedural requirements prescribed by Applicable Laws.

(f)            Grantor shall cooperate with the Agent, as secured party, at the Grantor’s expense with respect to effecting registration pursuant to the Convention and the Protocol of any agreement related to the ranking of priority between the various International Interests and/or the interests of Grantor, as grantor, the Agent, as secured party, save that the Lien of the Agent ranks prior to all other interests.

5.3          Except to the extent expressly provided herein, any terms of this Agreement or the other Loan Documents which expressly incorporate any provisions of the Cape Town Treaty shall prevail in the case of any conflict with any other provision contained herein.  Each of the parties hereto acknowledges and agrees that for purposes of the Cape Town Treaty (to the extent applicable hereto) separate rights may exist with respect to airframes and the Engines.

5.4          Grantor hereby consents to the exercise by the Agent of the remedies granted herein and in the other Loan Documents and in the Cape Town Treaty (in accordance with the terms of the Cape Town Treaty).  Grantor acknowledges and agrees that the Agent may exercise such of the remedies as set forth in Section 7 or in the other Loan Documents as it shall determine in its sole discretion and none of the remedies as set forth in Section 7 or in the other Loan Documents is manifestly unreasonable.  To the extent permitted by Applicable Law, Grantor and the Agent hereby agree that paragraph 2 of Article 13 of the Cape

Town Treaty shall not apply to this Agreement or to the exercise of any remedy by the Agent under this Agreement or in the other Loan Documents or under the Cape Town Treaty.

5.5          With respect to any lease of an Engine permitted hereunder, if any, Grantor shall transfer to Agent or its designee the right to discharge the registration and/or assignment of all International Interests in respect of any such relevant lease or associated rights which is or could be registered on the International Registry.

6.             EVENTS OF DEFAULT.

The occurrence of an Event of Default (as defined in the Credit Agreement) shall each constitute an “Event of Default” under this Agreement.

7.             AGENT’S RIGHTS AND REMEDIES.  Upon the occurrence, and during the continuation, of an Event of Default:

7.1.       Rights and Remedies.

(a)             Agent may, and, at the instruction of the Required Lenders, shall, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the Code or any other applicable law.  Without limiting the generality of the foregoing, Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantor to, and Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations requested by Agent, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable.  Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code.  Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code.

(b)           Agent may, in its sole and absolute discretion, from time to time, at the expense of Grantor, make all such expenditures for the payment of taxes, insurance, storage and other expenses related to the Collateral and for remarketing, maintenance, modifications, refurbishments, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper.  In each such case, Agent shall have the right to maintain, use, operate, store, lease, control or manage the Collateral and to exercise all rights and powers of Grantor relating to the Collateral in connection therewith, as Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, modification, refurbishment, insurance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as Agent may determine; and Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof.  Grantor shall pay on demand, and any such tolls, rents, revenues, issues, income, products and profits may be applied to pay, all expenses incurred by Agent in connection with the foregoing and any and all other expenses of possession, use, operation, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, modification, refurbishment, repairs, replacements, alterations, additions and improvements, and all payments which Agent may be required or may elect, to make, if any, for Taxes, insurance, storage or other charges assessed against or otherwise imposed upon the exercise of any rights under any of the Loan Documents or the Collateral or any part thereof (including the employment of agents for the remarketing of the Collateral for sale or lease, and appraisers, technicians, engineers and accountants to examine, inspect and make reports upon the properties and books and records of Grantor), and all other payments which Agent or any Lender may be required or authorized to make under any provision of this Agreement, as well as just and reasonable compensation for the services of Agent, and of all Persons engaged or employed by Agent.

(c)           Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, Grantor’s intellectual property, including but not limited to, any labels, patents, trademarks, trade names, uniform resource locators, domain names, industrial designs, copyrights, and advertising matter, whether owned by Grantor or with respect to which Grantor has rights under license, sublicense, or other agreements (including any intellectual property license) as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and any of Grantor’s rights under all licenses and all franchise agreements shall, to the extent permitted thereunder or by applicable law, inure to the benefit of Agent on a non-exclusive basis and solely in aid of Agent’s security interest in the Collateral or the liquidation or other disposition thereof.

(d)           Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement.  In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, Grantor shall remain liable for any such deficiency.

(e)           Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession.  If an Event of Default shall occur and be continuing, Agent shall have the right to seek, and, at the instruction of the Required Lenders shall seek, the appointment of a receiver for the Collateral.

7.2.         Remedies Cumulative.  Each right, power, and remedy of Agent, any other member of the Lender Group, or any Bank Product Provider as provided for in this Agreement, in the other Loan Documents or in any Bank Product Agreement now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the other Loan Documents and the Bank Product Agreements now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, any other member of the Lender Group, or any Bank Product Provider, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent, such other member of the Lender Group or such Bank Product Provider of any or all such other rights, powers, or remedies.

7.3.         Marshaling. Agent  shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Grantor hereby irrevocably waives the benefits of all such laws.

8.             WAIVERS; LIABILITY.

8.1.         Demand; Protest; etc.  To the extent permitted by law, Grantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Agent on which Grantor may in any way be liable.

8.2.         Agent’s Liability for Collateral.  So long as Agent complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, except in the case of each of clauses (a), (b), (c) and (d) above, for any liability resulting from the gross negligence or willful misconduct of Agent as finally determined by a court of competent jurisdiction.  All risk of loss, damage, or destruction of the Collateral shall be borne by Grantor.  The powers conferred on Agent hereunder are solely to protect its interests in the Collateral and shall not impose on it any duty to exercise such powers.  Except as provided in the Code, Agent shall not have any duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against prior parties or any other Persons with respect to any Collateral.

9.             NOTICES.

All notices and other communications hereunder to Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Credit Agreement and all notices and other communications hereunder to Grantor shall be in writing and shall be mailed, sent or delivered in care of Parent in accordance with the Credit Agreement.

10.          GOVERNING LAW.

THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11.          CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE.

THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.  THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE PROVIDED IN SECTION 5.2(D), ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS, LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  AGENT AND GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR

TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11 OR SECTION 5.2(D).

GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

12.          WAIVER OF JURY TRIAL, ETC.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT AND GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  AGENT AND GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.          GENERAL PROVISIONS.

13.1.       Effectiveness.  This Agreement shall be binding and deemed effective when executed by Grantor and accepted and executed by Agent.

13.2.       Continuing Security Interest; Assignments under Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been paid in full in accordance with the provisions of the Credit Agreement (including Section 1.4 thereof) and the Commitments have expired or have been terminated, (b) be binding upon Grantor, and its successors and assigns; provided, however, that Grantor may not assign this Agreement or any rights or duties hereunder without prior written consent of Agent and Lenders and any prohibited assignment shall be absolutely void, and (c) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns.  Grantor consents to any change in the identity of the Agent on the International Registry occasioned by any assignment by Agent, and if required by the International Registry to reflect such change, will provide its consent thereto.  Without limiting the generality of the foregoing clause (c), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.  No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by Grantor to Agent nor any additional Advances or other loans made by any Lender to Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantor by Agent, nor any other act of the Lender Group shall release Grantor from any obligation hereunder, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement.  Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

13.3.     Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Agent, Lenders, or Grantor, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

13.4.     Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

13.5.     Entire Agreement; Amendments.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.  Neither this Agreement nor any provision hereof may be modified, amended or waived except by the written agreement of the parties to this Agreement.  The foregoing notwithstanding, Agent may re-execute this Agreement, modify, amend or supplement the Schedules hereto or execute a supplemental Security Agreement, as provided herein, and the terms of any such modification, amendment, supplement or supplemental Security Agreement shall be deemed to be incorporated herein by this reference.

13.6.     Security Interest Absolute.  To the maximum extent permitted by law, all rights of Agent, all Security Interests hereunder, and all obligations of Grantor hereunder, shall be absolute and unconditional, irrespective of:

(a)           any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Loan Documents, any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any of the Loan Documents or any other agreement or instrument relating thereto;

(b)           any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any Loan Document; or

(c)           any other circumstances that might otherwise constitute a defense available to, or a discharge of, Grantor.

13.7.     Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

13.8.     Termination; Release.  Subject to Section 13.9, when the Secured Obligations have been indefeasibly paid and performed in full in accordance with Section 1.3 and the Commitments shall have expired or been irrevocably terminated, this Agreement shall terminate and all rights in the Collateral shall revert to Grantor.  Agent, at the request and sole expense of Grantor, will promptly execute and deliver to Grantor the necessary instruments (including Uniform Commercial Code termination statements and consents to the discharge of the Agent’s International Interests in the Engines) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to Grantor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of Agent and has not theretofore been disposed of, applied or released.

13.9.     Reinstatement; Certain Payments.  If any claim is ever made upon Agent or any Lender for repayment or recovery of any amount or amounts received by Agent or such Lender in payment or on account of any of the Secured Obligations, Agent or such Lender shall give prompt notice of such claim to, as applicable, Agent, Lender and Grantor, and if Agent or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by Agent or such Lender with any such claimant, then and in such event Grantor agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Agent or such Lender.

13.10.   Security Agreement; Credit Agreement.

(a)           The provisions of this Agreement are supplemental to the provisions of the Security Agreement.  In the event of a direct conflict between the provisions of this Agreement and the Engine and Spare Parts provisions of the Security Agreement, it is the intention of the parties thereto that such provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Agreement shall control.

(b)           The provisions of this Agreement are supplemental to the provisions of the Credit Agreement.  In the event of a direct conflict between the provisions of this Agreement and the Engine and Spare Parts provisions of the Credit Agreement, it is the intention of the parties thereto that such provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Credit Agreement shall control.

13.11.   Agent.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of each member of the Lender Group and each Bank Product Provider.

13.12.   Agent May Perform.

(a)           Upon the occurrence and during the continuance of an Event of Default, Agent (or its designee) (a) may proceed to perform any and all of the obligations of Grantor contained in any contract, lease, or other agreement constituting or evidencing the Collateral and exercise any and all rights of Grantor therein contained as fully as Grantor itself could, and (b) shall have the right to use Grantor’s rights under any intellectual property licenses, to the extent permitted thereunder, in connection with the enforcement of Agent’s rights hereunder, including the right to prepare for sale and sell any and all Collateral now or hereafter owned by Grantor and now or hereafter covered by such licenses.

(b)           If an Event of Default has occurred and is continuing and if Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable by Grantor.

13.13.   Miscellaneous.

(a)           This Agreement is a Loan Document.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.  The parties recognize that the FAA currently requires original signatures on all documents submitted for filing with the FAA and each party agrees to provide an original executed counterpart of this Agreement to be filed with the FAA.

(b)           Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c)           Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d)           The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

13.14.   Registrations with the International Registry.  Agent and Grantor agree that the Engines shall be considered an “aircraft object” under the Cape Town Treaty regardless of whether or not they are installed on an airframe as of the date of this Agreement.  Grantor consents to the registration with the International Registry of the International Interests granted under this Agreement (or any Supplemental Schedule), and covenants and agrees that it will take all such action reasonably requested by Agent in order to make any applicable registrations with the International Registry, including becoming a registered user entity with the International Registry and providing consents to any registration as may be contemplated by this Agreement.

13.15.   Amendment and Restated; No Novation.

(a)           This Agreement amends, restates, supersedes, and replaces in its entirety the Original Engine and Spare Parts Security Agreement.  The security interests granted by Grantor to any of Agent or the Lender Group or the Bank Product Providers in the Collateral under the Original Engine and Spare Parts Security Agreement continue without interruption under this Agreement to secure the Secured Obligations and such security interests are hereby reaffirmed, ratified and confirmed in all respects.

(b)           Nothing herein contained shall be construed as a substitution, novation, discharge or release of the obligations or liabilities outstanding under the Original Engine and Spare Parts Security Agreement, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of Grantor from any of its obligations or liabilities under the Original Engine and Spare Parts Security Agreement, except as expressly modified hereby or by instruments executed concurrently herewith.  Grantor hereby confirms and agrees that on and after the date hereof all references in any Loan Document to “the Engine and Spare Parts Security Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Original Engine and Spare Parts Security Agreement shall be a reference to the Original Engine and Spare Parts Security Agreement as amended and restated by this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

GRANTOR:

HAWAIIAN AIRLINES, INC., a Delaware corporation

By:	/s/ Peter R. Ingram
Name:	Peter R. Ingram
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED ENGINE AND SPARE PARTS SECURITY AGREEMENT]

AGENT:

WELLS FARGO CAPITAL FINANCE, INC., a California corporation

By:	/s/ Amelie Yehros
Name:	Amelie Yehros
Title:	SVP

[SIGNATURE PAGE TO AMENDED AND RESTATED ENGINE AND SPARE PARTS SECURITY AGREEMENT]

EXHIBIT A

SUPPLEMENTAL SCHEDULE

SUPPLEMENTAL SCHEDULE NO.    , dated as of                       , 20    (this “Supplemental Schedule”), by                                                         (“Grantor”) in favor of and WELLS FARGO CAPITAL FINANCE, INC., a California corporation, in its capacity as agent for the Lender Group and Bank Product Providers (in such capacity, together with its successors, if any, in such capacity, “Agent”).

Grantor has heretofore executed that certain Amended and Restated Engine and Spare Parts Security Agreement in favor of Agent, dated as of December 10, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Engine and Spare Parts Security Agreement”), recorded with the Federal Aviation Administration on                          , 20    with Conveyance No.              .  The Engine and Spare Parts Security Agreement contemplates the execution and delivery from time to time of Supplemental Schedules to Schedule 1.1(S) of the Engine and Spare Parts Security Agreement by Grantor in favor of Agent thereto for the purpose of subjecting to the Lien of the Engine and Spare Parts Security Agreement additional Spare Parts.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Engine and Spare Parts Security Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor hereby agrees as follows:

(a)           Grantor hereby confirms that the location(s) identified in clause (b) below are locations at which Grantor intends to maintain Spare Parts, and Schedule 1.1(S) of the Engine and Spare Parts Security Agreement is hereby amended to add thereto, such locations.

(b)           Grantor hereby grants to Agent, for the benefit of each member of the Lender Group and each Bank Product Provider, to secure the Secured Obligations, a continuing first priority Security Interest in and Lien upon, and Schedule 1.1(S) of the Engine and Spare Parts Security Agreement is hereby amended to add thereto, the following Spare Parts:

Spare Part Types

Spare Part Locations

(c)           This Supplemental Schedule and its terms are hereby incorporated by reference into the Engine and Spare Parts Security Agreement.

(d)           By executing and delivering this Supplemental Schedule, Grantor hereby represents and warrants to Agent as follows:

(i)            Except as otherwise permitted by the Credit Agreement, all Spare Parts that constitute Collateral are and will be maintained by Grantor only at the locations listed on Schedule 1.1(S), as supplemented hereby.

(ii)           Schedule 1.1(S) of the Engine and Spare Parts Security Agreement, as supplemented, is attached hereto as Appendix A and Grantor hereby represents and warrants that Appendix A contains a true and complete list of the locations of all of the Spare Parts owned by Grantor that are located in the United States as of date hereof.

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(d)           This Supplemental Schedule may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.  Delivery of an executed counterpart of this Supplemental Schedule by facsimile or by other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Supplemental Schedule.  Any party delivering an executed counterpart of this Supplemental Schedule by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Supplemental Schedule but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Supplemental Schedule.

(e)           THE VALIDITY OF THIS SUPPLEMENTAL SCHEDULE, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS SUPPLEMENTAL SCHEDULE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS CLAUSE (e).

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUPPLEMENTAL SCHEDULE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS SUPPLEMENTAL SCHEDULE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[signature pages follow]

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HAWAIIAN AIRLINES, INC., a Delaware corporation

By:
Name:
Title:

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APPENDIX A

Revised Schedule 1.1(S)

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EXHIBIT B

SUPPLEMENTAL SCHEDULE

SUPPLEMENTAL SCHEDULE NO.                           , dated as of                            , 20    (this “Supplemental Schedule”), by                                                    (“Grantor”) in favor of and WELLS FARGO CAPITAL FINANCE, INC., a California corporation, in its capacity as agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors, if any, in such capacity, “Agent”).

Grantor has heretofore executed that certain Amended and Restated Engine and Spare Parts Security Agreement in favor of Agent, dated as of December 10, 2010 (as amended, restated, supplemented, or otherwise modified from time to time, the “Engine and Spare Parts Security Agreement”), recorded with the Federal Aviation Administration on                        , 20    with Conveyance No.                   .  The Engine and Spare Parts Security Agreement contemplates the execution and delivery from time to time of Supplemental Schedules to Schedule 1.1(E) of the Engine and Spare Parts Security Agreement by Grantor in favor of Agent thereto for the purpose of subjecting to the Lien of the Engine and Spare Parts Security Agreement additional Engines.

Grantor and Agent agree that the Engines, as described and defined below, shall be considered an “aircraft object” under the Cape Town Treaty regardless of whether or not they are installed on an airframe as of the date of this Supplemental Schedule, and this Supplemental Schedule creates a present “international interest” in and to the Engines from Grantor to Agent as of the date of this Supplemental Schedule.  For the avoidance of doubt, if any of the Engines which are installed on an airframe as of the date of this Supplemental Schedule, are subsequently removed from said airframe, this Supplemental Schedule shall be deemed to have created an “international interest” in and to such Engines from Grantor to Agent under the Cape Town Treaty effective as of the date of this Supplemental Schedule.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Engine and Spare Parts Security Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor hereby agrees as follows:

(a)           Grantor hereby grants to Agent, for the benefit of each member of the Lender Group and each Bank Product Provider, to secure the Secured Obligations, a continuing first priority Security Interest in and Lien upon, and Schedule 1.1(E) of the Security Agreement is hereby amended to add thereto, the following Engines:

[Engine Manufacturer	Engine Manufacturer’s Serial No.	Engine Model No.	Engine Location]

(b)           This Supplemental Schedule and its terms are hereby incorporated by reference into the Security Agreement.

(c)           By executing and delivering this Supplemental Schedule, Grantor hereby represents and warrants to Agent that the Engines are aircraft engines that have at least 550 or more rated takeoff horsepower or its equivalent.

(c)           This Supplemental Schedule may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.  Delivery of an executed counterpart of this Supplemental Schedule by facsimile or by other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Supplemental Schedule.  Any party delivering an executed counterpart of this Supplemental Schedule by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Supplemental Schedule but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Supplemental Schedule.

(e)           THE VALIDITY OF THIS SUPPLEMENTAL SCHEDULE, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS SUPPLEMENTAL SCHEDULE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS CLAUSE (e).

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUPPLEMENTAL SCHEDULE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS SUPPLEMENTAL SCHEDULE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[signature pages follow]

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HAWAIIAN AIRLINES, INC., a Delaware corporation

By:
Name:
Title:

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